Exhibit 99.1

Zynex Reports Preliminary Second Quarter 2022 Results and Reiterates Full Year Revenue and EBITDA Guidance

ENGLEWOOD, CO – July 11, 2022 – Zynex, Inc. (NASDAQ: ZYXI), an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, rehabilitation, and patient monitoring, today announced preliminary results for second quarter 2022 and reiterated full year guidance.

"Our order growth remained strong throughout the second quarter, wherein June and Q2 saw the highest number of monthly and quarterly orders in the Company's history, respectively. Second quarter orders grew 19% sequentially over Q1 2022 and 10% over Q2 2021, which had, to date, been the highest order total in Company history. Additionally, cash collections remained strong during the quarter. We are confirming our previous estimates for second quarter revenue between $35.0 to $38.0 million and adjusted EBITDA between $4.0 and $6.0 million," said Thomas Sandgaard, CEO of Zynex. "These figures are in line with our full year guidance range, and we remain committed to executing on our strategic growth while maintaining financial health. Our Q2 2022 revenue estimate is approximately 18% higher than Q2 2021

"As the year progresses, we look forward to emphasizing the efficiency of our sales force and expect to see profitable growth with a hyperfocused cohort of reps," said Sandgaard. "Zynex is fostering a high standard of performance within the sales team and anticipates existing and new reps to be able to sell more effectively in the coming quarters."

The Company reiterates its full year 2022 guidance of $150 to $170 million in revenue and adjusted EBITDA between $25 and $35 million.

About Zynex, Inc.
Zynex, founded in 1996, markets and sells its own design of electrotherapy medical devices used for pain management and rehabilitation as well as developing noninvasive patient fluid, pulse oximetry and sepsis monitoring systems. For additional information, please visit: www.zynex.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore you should not rely on any of these forward looking statements. The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our products on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2021 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K.

Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact: Zynex, Inc. (800) 495-6670

Investor Relations Contact:
Gilmartin Group

Investor Relations Counsel
ir@zynex.com